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                                 April 9, 2001

                                                           (202) 639-7032

Board of Directors
Advanced Switching Communications, Inc.
8330 Boone Boulevard
Vienna, VA 22182

                 Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

            We are acting as special counsel to Advanced Switching Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8, of the potential resale of 299,250 shares (the "Shares") of the Company's common stock, par value $0.0025 per share ("Common Stock"), issued to employees, officers, consultants, advisors and non-employee directors of the Company upon the exercise of stock options granted to them under the Advanced Switching Communications, Inc. 1998 Nonqualified Stock Option Plan, Advanced Switching Communications, Inc. Second 1998 Nonqualified Stock Option Plan, as amended, and the 2000 Stock Option.

            This opinion is delivered to you pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended. All assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumption or items relied upon.

            In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, (iii) examined such certificates of public officials, officers or other representatives of the Company, and other persons, and such other documents, and (iv) reviewed such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

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Board of Directors
Advanced Switching Communications, Inc.
April 9, 2001
Page 2



            In all such examinations, we have assumed the legal capacity of all natural persons executing documents (other than the capacity of officers of the Company executing documents in such capacity), the genuineness of all signatures on original or certified copies, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company, and other persons.

            Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

            The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, the Delaware Constitution and reported judicial decisions interpreting those laws, each as currently in effect. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof.

            The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the registration of the Shares. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                    By:   /s/ ANDREW P. VARNEY
                                          -----------------------------------
                                          Andrew P. Varney